EXHIBIT 7.9

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k) promulgated under the Securities Act of 1934, as amended, each of Inland American Real Estate Trust, Inc., Inland Investment Advisors, Inc., Inland Real Estate Investment Corporation, Inland Real Estate Corporation, The Inland Group, Inc., Inland Western Retail Real Estate Trust, Inc., Eagle Financial Corp., The Inland Real Estate Transactions Group, Inc., Minto Builders (Florida), Inc., Daniel L. Goodwin, Robert D. Parks, and Robert H. Baum hereby agree that the Schedule 13D to which this Exhibit 7.9 is attached and any amendments thereto relating to the acquisition or disposition of common shares of beneficial interest of Ramco-Gershenson Properties Trust is filed jointly on behalf of each of them.

This agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement.

Dated: August 31, 2009	INLAND AMERICAN REAL ESTATE TRUST, INC.

/s/ Roberta S. Matlin
	Name:	Roberta S. Matlin
	Title:	Vice President—Administration

Dated: August 31, 2009	INLAND INVESTMENT ADVISORS, INC.

/s/ Roberta S. Matlin
	Name:	Roberta S. Matlin
	Title:	President

Dated: August 31, 2009	INLAND REAL ESTATE INVESTMENT CORPORATION

/s/ Roberta S. Matlin
	Name:	Roberta S. Matlin
	Title:	Senior Vice President

Dated: August 31, 2009	INLAND REAL ESTATE CORPORATION

/s/ Mark E. Zalatoris
	Name:	Mark E. Zalatoris
	Title:	President and Chief Executive Officer

Dated: August 31, 2009	THE INLAND GROUP, INC.

/s/ Daniel L. Goodwin
	Name:	Daniel L. Goodwin
	Title:	President

Dated: August 31, 2009	INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

/s/ Steven P. Grimes
	Name:	Steven P. Grimes
	Title:	Chief Operating Officer, Chief Financial Officer and Treasurer

Dated: August 31, 2009	EAGLE FINANCIAL CORP.

/s/ Daniel L. Goodwin
	Name:	Daniel L. Goodwin
	Title:	President

Dated: August 31, 2009	THE INLAND REAL ESTATE TRANSACTIONS GROUP, INC.

/s/ Daniel L. Goodwin
	Name:	Daniel L. Goodwin
	Title:	President

Dated: August 31, 2009	MINTO BUILDERS (FLORIDA), INC.

/s/ Roberta S. Matlin
	Name:	Roberta S. Matlin
	Title:	Vice President

Dated: August 31, 2009	DANIEL L. GOODWIN

/s/ Daniel L. Goodwin

Dated: August 31, 2009	ROBERT D. PARKS

/s/ Robert D. Parks

Dated: August 31, 2009	ROBERT H. BAUM

/s/ Robert H. Baum